UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2013

AGILENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 345-8886

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Agilent Technologies, Inc. (“Agilent”) entered into a Separation Agreement and General Release, effective as of November 7, 2013 (the “Separation Agreement”), with Nicolas Roelofs, former Senior Vice President, Agilent and President, Life Sciences Group of Agilent.  Pursuant to the Separation Agreement, Mr. Roelofs will be designated as a participant in Agilent’s Workforce Management Program (“WFM Program”) with a termination date as of October 31, 2013.
Treatment of his stock options, restricted stock units and Long-Term Performance Program payments will be in accordance with the WFM Program provisions of those plans.  Mr. Roelofs will receive a lump sum severance payment of $893,754 which represents 19.5 months of his base pay. This lump sum payment is in addition to a standard severance payment, in the gross amount of $206,246 which was calculated in accordance with the WFM Program.
Mr. Roelofs also agreed to fully discharge Agilent, its officers, agents, affiliates and successors, from certain claims relating to his employment at Agilent and agreed to comply with certain restrictions on his post-employment activities, including his ongoing confidentiality obligations.
Agilent previously announced that Mr. Roelofs would no longer serve as Senior Vice President, Agilent and President of the Life Sciences Group in Agilent’s Form 8-K filed on September 19, 2013.
The description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Separation Agreement and General Release between Agilent Technologies, Inc. and Nicolas Roelofs

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Stephen D. Williams
	Name:	Stephen D. Williams
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: November 12, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement and General Release between Agilent Technologies, Inc. and Nicolas Roelofs